CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Metro Media Holding Corporation Limited

We hereby consent to the incorporation by reference to the Registration Statement on Form S-1 of Metro Media Holding Corporation of our report on the financial statements of Metro Media Holding Corporation Limited for the period April 20, 2015 (inception) through Sep 30, 2015. We also consent to the reference to our Firm under the caption “Experts” in such S-1.

 /s/AJSH & Co.

AJSH & Co.

New Delhi, India

Nov 21, 2015